For Immediate Release

The McGraw-Hill Companies Reports

Record 2nd Quarter and 1st Half Adjusted EPS

McGraw-Hill Financial Revenue Increases 5% Despite Global Credit Market Volatility

Cost Reductions Accelerate in 2nd Quarter

Adjusted Diluted 2Q EPS Increases 25% to $0.85

(As Reported $0.76, an Increase of 11%)

Growth and Value Plan on Track with Separation into

Two Companies by Year-End

New York, NY, July 26, 2012—The McGraw-Hill Companies (NYSE: MHP) today reported revenue of $1,547 million in the second quarter, a decrease of 1% compared to the same period last year, as a result of a 5% increase at McGraw-Hill Financial and a 12% decline at McGraw-Hill Education. Net income from continuing operations increased 2% to $216 million and diluted earnings per share increased 11% to $0.76.

Excluding the impact of one-time costs related to the Growth and Value Plan, adjusted net income from continuing operations increased 15% to $243 million and adjusted diluted earnings per share increased 25% to a second quarter record of $0.85. This increase, similar to the first quarter, was primarily due to strong growth at Commodities & Commercial and S&P Capital IQ / S&P Indices.

“We are pleased by the continuing progress of our Growth and Value Plan in establishing two powerful companies, McGraw-Hill Financial and McGraw-Hill Education, by the end of the year,” said Harold McGraw III, chairman, president, and chief executive officer of The McGraw-Hill Companies. “Our employees are to be applauded for delivering stellar results while simultaneously advancing the separation and implementing major cost reductions. We are delivering record adjusted earnings despite the challenging global macro-economic environment, including both the impact of the European debt crisis on global debt issuance and reduced state budgets on textbook spending.”

The key achievements during the quarter that advanced the Growth and Value Plan include:

▪	Key management for McGraw-Hill Education is now in place, including Lloyd G. “Buzz” Waterhouse as president and chief executive officer and Patrick Milano as chief financial officer and chief administrative officer.
▪	The Form 10 SEC registration statement was filed on July 11, 2012.
▪	Cost reductions are accelerating towards the goal to achieve at least $100 million in cost savings, on a run-rate basis, by year-end.
▪	Key workstreams are well underway to drive the separation of numerous finance & accounting, human resource, information technology, and other support services.
▪	The S&P Dow Jones Indices, the world’s largest provider of financial market indices, was launched on June 29, 2012.

The Outlook: “We now expect to be near the high end of our previous 2012 adjusted diluted earnings per share guidance of $3.25 to $3.35,” said Mr. McGraw. “We will revisit our guidance again after we report the third quarter, traditionally the largest of the year.”

McGraw-Hill Financial: Businesses that make up what will be the new McGraw-Hill Financial reported revenue of $1,073 million and adjusted operating profit of $394 million, an increase of 5% and 9%, respectively, compared to the same period a year ago. McGraw-Hill Financial will include the following lines of business:

- Standard & Poor’s Ratings Services: Revenue increased 1% to $483 million and operating profit decreased 2% to $208 million in the second quarter compared to 2Q 2011—the strongest quarter of 2011 for this segment. Operating profit margins in the quarter were 43%.

Transaction revenue increased 4% to $203 million compared to the same period last year, driven by a 58% increase in U.S. public finance issuance as local governments took advantage of historically low rates. U.S. corporate issuance decreased 9%, driven by a 39% decline in speculative-grade issuance as investors became more risk averse. U.S. corporate investment-grade issuance remained resilient, up 7%. European corporate issuance experienced an overall decline of 36% as non-financial corporate issuance growth of 13% was offset by a 58% decline in financial services issuance. U.S. structured finance issuance increased 22%; however, worldwide structured finance issuance declined 36% driven by a decline in European issuance of 60%.

During the quarter, non-transaction revenue decreased 2% primarily due to adverse foreign exchange rates. Excluding the impact of foreign exchange rates, non-transaction revenue increased 2%. Non-transaction revenue represented 58% of S&P Ratings’ total revenue compared to 59% for the same period last year.

Domestic revenue increased 7% but was largely offset by a decrease of 6% in international revenue. Foreign exchange rates negatively impacted international revenue by $13 million but had a negligible impact on profit. International revenue represented 46% of S&P Ratings’ total second quarter revenue.

Operating profit was down in the quarter primarily due to selective additions in ratings analysts and legal expenses.

- S&P Capital IQ / S&P Indices: Revenue increased 10% to $366 million and adjusted operating profit increased 17% to $115 million.

S&P Capital IQ’s revenue increased by 9% to $277 million. Solid revenue gains were reported in both Desktop Solutions and Enterprise Solutions. Contributing meaningfully to that growth was increased revenue from ratings products, including the Global Credit Portal and RatingsXpress. Despite a very competitive environment and downsizing at some customers, the number of S&P Capital IQ clients increased 13% over the past year to more than 4,200.

Credit Market Analysis Limited (CMA) was acquired from the CME Group at the end of the second quarter. The business will become part of S&P Capital IQ — broadening its existing pricing and data businesses and bolstering its asset-class coverage of OTC securities.

S&P Indices’ revenue grew 12% to $89 million as assets under management in exchange-traded funds and mutual funds, as well as trading volume of exchange-traded derivatives all experienced growth. Year-over-year, assets under management in ETFs based on S&P’s indices increased 7% to $349 billion.

The launch of S&P Dow Jones Indices took place on June 29th. The combination of these two iconic brands will facilitate the creation of new ideas and solutions that will enable clients to create products that foster increased liquidity and investment choices for investors. With the transaction closing so late in the quarter, the earnings impact was not material.

S&P Capital IQ / S&P Indices’ international revenue increased 12% to $115 million in the second quarter and represented 31% of the segment’s total revenue.

- Commodities & Commercial: Revenue increased 9% to $241 million and operating profit grew by 45% to $71 million in the second quarter, compared to the same period last year.

Platts continued its record performance resulting in 19% revenue growth at Commodities to $121 million for the period. Excluding the acquisition of Steel Business Briefing Group, which was not included in second quarter 2011 results, Commodities’ revenue grew 15% to $117 million.

Commercial’s revenue was down 1% as gains by J.D. Power and Associates, which is on track to record its best year ever, were offset by modest declines at McGraw-Hill Construction and Aviation Week.

McGraw-Hill Education: Revenue for the segment declined 12% to $474 million while operating profit improved by 36% to $57 million in the second quarter, compared to the same period last year. The improvement in operating income was primarily the result of restructuring actions and ongoing tight expense management.

- Higher Education, Professional and International Group (HPI): Revenue decreased 2% to $241 million in the second quarter compared to the same period last year. Higher Education revenue growth was offset by declines in International revenue, predominately related to the strong U.S. dollar. Higher Education’s digital and customized products are being well received in the marketplace. In particular, sales of homework management product Connect, which is sold with LearnSmart, an adaptive learning system, grew by 65%. LearnSmart, designed to help college students learn faster, study more efficiently, and retain more knowledge, is available for approximately 150 different college course titles.

McGraw-Hill Professional continues to lead the transition to digital materials with 34% of revenue in the quarter derived from digital products and services. Of particular note was the 33% growth of digital subscription platforms, which include AccessMedicine, a product suite of subscription-based Websites that feature regularly updated medical content and access to more than 65 medical titles.

- School Education Group (SEG):  Revenue decreased 20% to $233 million for the quarter. The elementary-high school market continues to be impacted by the economic issues facing the states and local school districts. In addition, the state new adoption schedule for 2012 offers the lowest revenue potential for publishers in many years. As a result, the School Education Group anticipates an overall reduction of 10% in the K–12 market this year, which represents the lowest spending level in over a decade. Despite the difficult environment, SEG continues to provide innovative products including new testing materials and programs in reading and mathematics that meet the new Common Core standards. All of its major new programs include digital components, and increasingly many products are wholly digital.

Corporate Expense: Adjusted corporate expense was unchanged at $44 million in the second quarter, compared to the same period last year as a result of overall tight expense management.

Growth and Value Plan Non-GAAP Adjustments: During the quarter, there were $42 million of one-time charges related to the Growth and Value Plan. Of the total, $27 million, comprised largely of professional fees and severance, was recorded in general corporate expense. $15 million was recorded for transaction costs associated with the acquisition of the Dow Jones Index business. These charges are excluded from the adjusted results.

Share Repurchase Program: Since completing the previously announced $1.5 billion share repurchase program in April, no additional shares have been repurchased. 22.7 million shares remain under the existing share repurchase authorization. The Company anticipates resuming share repurchases in the second half of the year.

Balance Sheet and Cash Flow: Cash and short-term investments at the end of the second quarter were $839 million, a $134 million decline from December 31, 2011. Year-to-date, 2012 free cash flow (see exhibits 3 and 9) was negative $122 million, a decrease of $194 million from the same period of 2011. This was due primarily to a temporary acceleration of approximately $100 million in payments to vendors associated with a transition to a new accounting system, as well as $65 million of cash outlays associated with the Growth and Value Plan.

Comparison of Adjusted Information to U.S. GAAP Information: Adjusted earnings per share, adjusted net income, adjusted operating profit and adjusted corporate expense are non-GAAP financial measures contained in this earnings release that are derived from the Company’s continuing operations. This information is provided in order to allow investors to make meaningful comparisons of the Company’s operating performance between periods and to view the Company’s business from the same perspective as Company management. These non-GAAP measures may be different than similar measures used by other companies. Reconciliations for the differences between non-GAAP measures used in this earnings release and comparable financial measures calculated in accordance with U.S. GAAP are attached as Exhibits 5, 9 and 10.

Conference Call/Webcast Details: The Company’s senior management will review the second quarter earnings results on a conference call scheduled for this morning, July 26, at 8:30 a.m. Eastern Time. This call is open to all interested parties. Discussions may include forward-looking information. Additional information presented on the conference call may be made available on the Company’s Investor Relations Website at http://www.mcgraw-hill.com/investor_relations.

The Webcast will be available live and in replay at http://investor.mcgraw-hill.com/phoenix.zhtml?c=96562&p=irol-EventDetails&EventId=4805518. (Please copy and paste URL into Web browser.)

Telephone access is available. Domestic participants may call (888) 391-6568; international participants may call +1 (415) 228-4733 (long distance charges will apply). The passcode is McGraw-Hill and the conference leader is Harold McGraw III. A recorded telephone replay will be available approximately two hours after the meeting concludes and will remain available until August 26, 2012. Domestic participants may call (866) 465-2120; international participants may call +1 (203) 369-1437 (long distance charges will apply). No passcode is required.

The forward-looking statements in this news release involve risks and uncertainties and are subject to change based on various important factors, including worldwide economic, financial, liquidity, political and regulatory conditions; the health of debt (including U.S. residential mortgage-backed securities and collateralized debt obligations) and equity markets, including possible future interest rate changes; the health of the economy and in advertising; the level of expenditures and state new adoptions and open territory sales in the education market; the successful marketing of competitive products; and the effect of competitive products and pricing.

In addition, there are certain risks and uncertainties relating to our previously announced Growth and Value Plan which contemplates a separation of our education business, including, but not limited to, the impact and possible disruption to our operations, the timing and certainty of completing the transaction, unanticipated developments that may delay or negatively impact the spin-off, and the ability of each business to operate as an independent entity upon completion of the spin-off.

About The McGraw-Hill Companies: McGraw-Hill announced on September 12, 2011, its intention to separate into two public companies: McGraw-Hill Financial, a leading provider of content and analytics to global financial markets, and McGraw-Hill Education, a leading education company focused on digital learning and education services worldwide. McGraw-Hill Financial’s leading brands include Standard & Poor’s Ratings Services, S&P Capital IQ, S&P Dow Jones Indices, Platts energy information services and J.D. Power and Associates. With sales of $6.2 billion in 2011, the Company has approximately 23,000 employees across more than 280 offices in 40 countries. Additional information is available at http://www.mcgraw-hill.com/.

Investor Relations: http://www.mcgraw-hill.com/investor_relations

Get news direct from McGraw-Hill via RSS:

http://investor.mcgraw-hill.com/phoenix.zhtml?c=96562&p=newsRSS

Release issued: July 26, 2012

* * *

Contacts for The McGraw-Hill Companies:

Investor Relations:

Chip Merritt

Vice President, Investor Relations

(212) 512-4321 (office)

chip_merritt@mcgraw-hill.com

News Media:

Jason Feuchtwanger

Director, Corporate Media Relations

(212) 512-3151 (office)

jason_feuchtwanger@mcgraw-hill.com

The McGraw-Hill Companies

Condensed Consolidated Statements of Income

Three and six months ended June 30, 2012 and 2011

(dollars in millions, except per share data)

	Three Months			Six Months

(unaudited)	2012	2011	% Change	2012	2011	% Change

Revenue	$ 1,547	$ 1,557	(1%)	$ 2,878	$ 2,818	2%

Expenses	1,182	1,212	(2%)	2,292	2,258	2%

Other income	-	(13)	N/M	-	(13)	N/M

Operating income	365	358	2%	586	573	2%

Interest expense, net	20	20	2%	41	39	5%

Income from continuing operations before taxes on income	345	338	2%	545	534	2%

Provision for taxes on income	125	122	2%	198	194	2%

Income from continuing operations	220	216	2%	347	340	2%

Loss from discontinued operations, net of tax	-	-	N/M	-	(1)	N/M

Net income	220	216	2%	347	339	2%

Less: net income attributable to noncontrolling interests	(4)	(5)	(10%)	(8)	(8)	(5%)

Net income attributable to The McGraw-Hill Companies, Inc.	$ 216	$ 211	2%	$ 339	$ 331	2%

Amounts attributable to The McGraw-Hill Companies, Inc. common shareholders:
Income from continuing operations	$ 216	$ 211	2%	$ 339	$ 332	2%
Loss from discontinued operations, net of tax	-	-	N/M	-	(1)	N/M
Net income	$ 216	$ 211	2%	$ 339	$ 331	2%

Earnings per share attributable to The McGraw-Hill Companies, Inc. common shareholders:
Basic	$ 0.77	$ 0.70	11%	$ 1.22	$ 1.09	12%
Diluted	$ 0.76	$ 0.68	11%	$ 1.19	$ 1.07	11%

Dividend per common share	$ 0.255	$ 0.25	2%	$ 0.51	$ 0.50	2%

Average number of common shares outstanding:
Basic	279.7	303.6		278.9	304.4
Diluted	285.3	309.2		284.5	309.4

Percentages in these exhibits are calculated off the whole number, not the disclosed rounded number in the table

N/M - not meaningful

Exhibit 1

The McGraw-Hill Companies

Condensed Consolidated Balance Sheets

June 30, 2012 and December 31, 2011

(dollars in millions)

	June 30,	December 31,
(unaudited)	2012	2011

Assets:
Cash and equivalents	$ 836	$ 944
Other current assets	1,804	1,735
Total current assets	2,640	2,679
Prepublication costs, net	342	325
Property and equipment, net	482	500
Goodwill and other intangible assets, net (a)	3,563	2,656
Other non-current assets	283	267
Total assets	$ 7,310	$ 6,427

Liabilities and Equity:
Short-term debt	$ 400	$ 400
Unearned revenue	1,323	1,303
Other current liabilities	1,156	1,427
Long-term debt	799	798
Pension, other postretirement benefits and other non-current liabilities	1,110	915
Total liabilities	4,788	4,843
Redeemable noncontrolling interest (a)	792	-
Total equity	1,730	1,584
Total liabilities and equity	$ 7,310	$ 6,427

(a)   Includes the impact of the S&P/Dow Jones Indices, LLC joint venture

Exhibit 2

The McGraw-Hill Companies

Condensed Consolidated Statements of Cash Flows

Six months ended June 30, 2012 and 2011

(dollars in millions)

(unaudited)	2012	2011

Operating Activities:
Net income	$ 347	$ 339
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation (including amortization of technology projects)	60	64
Amortization of intangibles	32	30
Amortization of prepublication costs	63	76
Stock-based compensation	47	41
Other	23	20
Net changes in operating assets and liabilities	(417)	(232)
Cash provided by operating activities	155	338
Investing Activities:
Investment in prepublication costs	(79)	(60)
Capital expenditures	(42)	(45)
Acquisitions, net of cash acquired	(149)	(126)
Other	27	17
Cash used for investing activities	(243)	(214)
Financing Activities:
Dividends paid to shareholders	(145)	(152)
Dividends paid to noncontrolling interests	(11)	(9)
Repurchase of treasury shares	-	(300)
Exercise of stock options and other	141	82
Cash used for financing activities	(15)	(379)
Effect of exchange rate changes on cash	(5)	29
Net change in cash and equivalents	(108)	(226)
Cash and equivalents at beginning of period	944	1,526
Cash and equivalents at end of period	$ 836	$ 1,300

Exhibit 3

The McGraw-Hill Companies
Operating Results by Segment
Three and six months ended June, 2012 and 2011

(dollars in millions)

(unaudited)	Three Months			Six Months

	Revenue			Revenue

	2012	2011	% Change	2012	2011	% Change

S&P Ratings	$ 483	$ 480	1%	$ 949	$ 923	3%
S&P Capital IQ / S&P Indices	366	333	10%	719	657	9%
Commodities & Commercial	241	222	9%	474	429	10%
McGraw-Hill Education	474	537	(12%)	770	839	(8%)
Intersegment Elimination	(17)	(15)	(13%)	(34)	(30)	(13%)
Total revenue	$ 1,547	$ 1,557	(1%)	$ 2,878	$ 2,818	2%

	Segment Expenses			Segment Expenses

	2012	2011	% Change	2012	2011	% Change

S&P Ratings	$ 275	$ 267	3%	$ 555	$ 520	7%
S&P Capital IQ / S&P Indices	266	235	13%	512	463	11%
Commodities & Commercial	170	173	(2%)	339	342	(1%)
McGraw-Hill Education	417	495	(16%)	778	872	(11%)
Intersegment Elimination	(17)	(15)	(13%)	(34)	(30)	(13%)
Total segment expenses	$ 1,111	$ 1,155	(4%)	$ 2,150	$ 2,167	(1%)

	Operating Income			Operating Income (Loss)

	2012	2011	% Change	2012	2011	% Change

S&P Ratings	$ 208	$ 213	(2%)	$ 394	$ 403	(2%)
S&P Capital IQ / S&P Indices	100	98	2%	207	194	7%
Commodities & Commercial	71	49	45%	135	87	55%
McGraw-Hill Education	57	42	36%	(8)	(33)	76%
Total operating segments	436	402	8%	728	651	12%
General corporate expense	71	44	61%	142	78	82%
Total operating income	$ 365	$ 358	2%	$ 586	$ 573	2%

Exhibit 4

The McGraw-Hill Companies
Operating Results by Segment - As Reported vs. As Adjusted
Three and six months ended June 30, 2012 and 2011

(dollars in millions)

(unaudited)	Three months ended June 30,
		2012			2011	% Change
	As Reported	Non-GAAP Adjustments		As Adjusted	As Reported	As Reported	As Adjusted

S&P Ratings	$ 208	$ -		$ 208	$ 213	(2%)	(2%)
S&P Capital IQ / S&P Indices	100	15	(a)	115	98	2%	17%
Commodities & Commercial	71	-		71	49	45%	45%
McGraw-Hill Education	57	-		57	42	36%	36%
Segment operating income	436	15		451	402	8%	12%
General corporate expense	71	27	(b)	44	44	61%	(2%)
Operating income	365	42		407	358	2%	14%
Interest expense, net	20	-		20	20	2%	2%
Income before taxes on income	345	42		387	338	2%	14%
Provision for taxes on income	125	15		140	122	2%	15%
Income from continuing operations	220	27		247	216	2%	14%
Loss from discontinued operations, net of tax	-	-		-	-	N/M	N/M
Net income	220	27		247	216	2%	14%
Less: Noncontrolling interests net income	(4)	-		(4)	(5)	(10%)	(10%)
Net income attributable to MHP	$ 216	27		$ 243	$ 211	2%	15%

Amounts attributable to MHP common shareholders:
Income from continuing operations	$ 216	27		$ 243	$ 211	2%	15%
Loss from discontinued operations, net of tax	-	-		-	-	N/M	N/M
Net income	$ 216	27		$ 243	$ 211	2%	15%

Diluted EPS from continuing operations	$ 0.76	$ 0.09		$ 0.85	$ 0.68	11%	25%

(unaudited)	Six months ended June 30,
		2012			2011	% Change
	As Reported	Non-GAAP Adjustments		As Adjusted	As Reported	As Reported	As Adjusted

S&P Ratings	$ 394	$ -		$ 394	$ 403	(2%)	(2%)
S&P Capital IQ / S&P Indices	207	15	(a)	222	194	7%	14%
Commodities & Commercial	135	-		135	87	55%	55%
McGraw-Hill Education	(8)	-		(8)	(33)	76%	76%
Segment operating income	728	15		743	651	12%	14%
General corporate expense	142	60	(b)	82	78	82%	5%
Operating income	586	75		661	573	2%	15%
Interest expense, net	41	-		41	39	5%	5%
Income before taxes on income	545	75		620	534	2%	16%
Provision for taxes on income	198	27		225	194	2%	16%
Income from continuing operations	347	48		395	340	2%	16%
Loss from discontinued operations, net of tax	-	-		-	(1)	N/M	N/M
Net income	347	48		395	339	2%	16%
Less: Noncontrolling interests net income	(8)	-		(8)	(8)	(5%)	(5%)
Net income attributable to MHP	$ 339	48		$ 387	$ 331	2%	17%

Amounts attributable to MHP common shareholders:
Income from continuing operations	$ 339	48		$ 387	$ 332	2%	16%
Loss from discontinued operations, net of tax	-	-		-	(1)	N/M	N/M
Net income	$ 339	48		$ 387	$ 331	2%	17%

Diluted EPS from continuing operations	$ 1.19	$ 0.17		$ 1.36	$ 1.07	11%	27%

N/M - not meaningful

(a)	Transaction costs associated with our S&P/Dow Jones Indices, LLC joint venture
(b)	Includes Growth and Value Plan related costs necessary to enable separation and reduce our cost structure, which includes professional fees and severance charges, and for the six months also includes a charge related to a reduction in our lease commitments

Exhibit 5

The McGraw-Hill Companies

Standard & Poor's Ratings

Three and six months ended June 30, 2012 and 2011

(dollars in millions)

Transaction vs. Non-Transaction Revenue

(unaudited)	2012	2011	% Change
Three Months
Transaction revenue (a)	$ 203	$ 196	4%
Non-transaction revenue (b) (c)	280	284	(2%)
Total Standard & Poor's Ratings	$ 483	$ 480	1%

Six Months
Transaction revenue	$ 397	$ 372	7%
Non-transaction revenue	552	551	-
Total Standard & Poor's Ratings	$ 949	$ 923	3%

(a)	Revenue related to ratings of publicly-issued debt, bank loan ratings and corporate credit estimates
(b)	Revenue primarily related to annual fees for frequent issuer programs and surveillance
(c)	Includes intersegment royalty revenue from S&P Capital IQ / S&P Indices of $17 million and $34 million for the three and six months ended June 30, 2012, respectively and $15 million and $30 million for the three and six months ended June 30, 2011, respectively

Domestic vs. International Revenue

(unaudited)	2012	2011	% Change
Three Months
Domestic revenue	$ 263	$ 246	7%
International revenue	220	234	(6%)
Total Standard & Poor's Ratings	$ 483	$ 480	1%

Six Months
Domestic revenue	$ 510	$ 485	5%
International revenue	439	438	-
Total Standard & Poor's Ratings	$ 949	$ 923	3%

Exhibit 6

The McGraw-Hill Companies

S&P Capital IQ / S&P Indices

Three and six months ended June 30, 2012 and 2011

(dollars in millions)

S&P Capital IQ / S&P Indices Revenue

(unaudited)	2012	2011	% Change
Three Months
S&P Capital IQ	$ 277	$ 253	9%
S&P Indices	89	80	12%
Total S&P Capital IQ / S&P Indices	$ 366	$ 333	10%

Six Months
S&P Capital IQ	$ 551	$ 502	10%
S&P Indices	168	155	8%
Total S&P Capital IQ / S&P Indices	$ 719	$ 657	9%

Subscription vs. Non-Subscription Revenue

(unaudited)	2012	2011	% Change
Three Months
Subscription revenue (a)	$ 269	$ 245	10%
Non-subscription revenue (b)	97	88	10%
Total S&P Capital IQ / S&P Indices	$ 366	$ 333	10%

Six Months
Subscription revenue	$ 535	$ 486	10%
Non-subscription revenue	184	171	7%
Total S&P Capital IQ / S&P Indices	$ 719	$ 657	9%

(a)	Revenue related to credit ratings-related information products, Capital IQ platform, investment research products and other data subscriptions
(b)	Revenue related to fees based on assets underlying exchange-traded funds, as well as certain advisory, pricing and analytical services

Domestic vs. International Revenue

(unaudited)	2012	2011	% Change
Three Months
Domestic revenue	$ 251	$ 230	9%
International revenue	115	103	12%
Total S&P Capital IQ / S&P Indices	$ 366	$ 333	10%

Six Months
Domestic revenue	$ 497	$ 461	8%
International revenue	222	196	14%
Total S&P Capital IQ / S&P Indices	$ 719	$ 657	9%

Exhibit 7

The McGraw-Hill Companies

Commodities & Commercial

Three and six months ended June 30, 2012 and 2011

(dollars in millions)

Commodities & Commercial Revenue

(unaudited)	2012	2011	% Change
Three Months
Commodities	$ 121	$ 101	19%
Commercial	120	121	(1%)
Total Commodities & Commercial	$ 241	$ 222	9%

Six Months
Commodities	$ 239	$ 199	20%
Commercial	235	230	2%
Total Commodities & Commercial	$ 474	$ 429	10%

Subscription vs. Non-Subscription Revenue

(unaudited)	2012	2011	% Change
Three Months
Subscription revenue (a)	$ 154	$ 136	12%
Non-subscription revenue (b)	87	86	2%
Total Commodities & Commercial	$ 241	$ 222	9%

Six Months
Subscription revenue	$ 304	$ 270	13%
Non-subscription revenue	170	159	6%
Total Commodities & Commercial	$ 474	$ 429	10%

(a)	Revenue related to Platts real-time news, market data and price assessments, along with other print and digital information products primarily serving the energy, automotive, construction, aerospace and defense markets.
(b)	Revenue related to syndicated and proprietary research studies, advertising, consulting engagements and events.

Domestic vs. International Revenue

(unaudited)	2012	2011	% Change
Three Months
Domestic revenue	$ 145	$ 139	4%
International revenue	96	83	16%
Total Commodities & Commercial	$ 241	$ 222	9%

Six Months
Domestic revenue	$ 280	$ 267	5%
International revenue	194	162	19%
Total Commodities & Commercial	$ 474	$ 429	10%

Exhibit 8

The McGraw-Hill Companies

Non-GAAP Financial Information

Six months ended June 30, 2012 and 2011

(dollars in millions)

Computation of Free Cash Flow

(unaudited)	Six Months
	2012	2011
Cash provided by operating activities	$ 155	$ 338
Investment in prepublication costs	(79)	(60)
Capital expenditures	(42)	(45)
Cash flow before dividends	34	233
Dividends paid to shareholders	(145)	(152)
Dividends paid to noncontrolling interests	(11)	(9)
Free cash flow	$ (122)	$ 72

Exhibit 9

The McGraw-Hill Companies

Proforma McGraw-Hill Financial & McGraw-Hill Education - As Reported vs. As Adjusted

Three and six months ended June 30, 2012 and 2011

(dollars in millions)

Note - The Corporation's previously announced Growth and Value Plan includes the creation of two independent companies in 2012: the newly named McGraw-Hill Financial and McGraw-Hill Education. This exhibit is derived from Exhibits 4 and 5 and is for informational purposes only and is not intended to represent what the results for the new McGraw-Hill Financial would have been had the spin-off occurred on the date presented.

(unaudited)	Three months ended June 30,
		2012			2011	% Change
	As Reported	Non-GAAP Adjustments		As Adjusted	As Reported	As Reported	As Adjusted
Revenue
Standard & Poor's Ratings	$ 483			$ 483	$ 480	1%	1%
S&P Capital IQ / S&P Indices	366			366	333	10%	10%
Commodities & Commercial	241			241	222	9%	9%
Intersegment Elimination	(17)			(17)	(15)	(13%)	(13%)
New McGraw-Hill Financial	1,073			1,073	1,020	5%	5%
McGraw-Hill Education	474			474	537	(12%)	(12%)
Total revenue	$ 1,547			$ 1,547	$ 1,557	(1%)	(1%)

Operating Income
Standard & Poor's Ratings	$ 208	$ -		$ 208	$ 213	(2%)	(2%)
S&P Capital IQ / S&P Indices	100	15	(a)	115	98	2%	17%
Commodities & Commercial	71	-		71	49	45%	45%
New McGraw-Hill Financial	379	15		394	360	5%	9%
McGraw-Hill Education	57	-		57	42	36%	36%
Segment operating income	$ 436	$ 15		$ 451	$ 402	8%	12%
General corporate expense	71	27	(b)	44	44	61%	(2%)
Total operating income	$ 365	$ 42		$ 407	$ 358	2%	14%

(unaudited)	Six months ended June 30,
		2012			2011	% Change
	As Reported	Non-GAAP Adjustments		As Adjusted	As Reported	As Reported	As Adjusted
Revenue
Standard & Poor's Ratings	$ 949			$ 949	$ 923	3%	3%
S&P Capital IQ / S&P Indices	719			719	657	9%	9%
Commodities & Commercial	474			474	429	10%	10%
Intersegment Elimination	(34)			(34)	(30)	(13%)	(13%)
New McGraw-Hill Financial	2,108			2,108	1,979	7%	7%
McGraw-Hill Education	770			770	839	(8%)	(8%)
Total revenue	$ 2,878			$ 2,878	$ 2,818	2%	2%

Operating Income (Loss)
Standard & Poor's Ratings	$ 394	$ -		$ 394	$ 403	(2%)	(2%)
S&P Capital IQ / S&P Indices	207	15	(a)	222	194	7%	14%
Commodities & Commercial	135	-		135	87	55%	55%
New McGraw-Hill Financial	736	15		751	684	8%	10%
McGraw-Hill Education	(8)	-		(8)	(33)	76%	76%
Segment operating income	$ 728	$ 15		$ 743	$ 651	12%	14%
General corporate expense	142	60	(b)	82	78	82%	5%
Total operating income	$ 586	$ 75		$ 661	$ 573	2%	15%

(a)	Transaction costs associated with our S&P/Dow Jones Indices, LLC joint venture

(b)	Includes Growth and Value Plan related costs necessary to enable separation and reduce our cost structure, which includes professional fees and severance charges, and for the six months also includes a charge related to a reduction in our lease commitments

Exhibit 10